UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2013

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2013, John Worthington resigned from his position as Chief Administrative Officer of Kohl’s Corporation (the “Company”) effective as of June 30, 2013.  In connection with his resignation, Mr. Worthington and the Company entered into an agreement relating to his separation from the Company which provides for severance benefits consistent with those previously disclosed in the Company’s 2013 proxy statement, including, among other things, the following:

•

a one-time severance payment to be paid to Mr. Worthington equal to the sum of 2.9 times his current annual salary plus the average of the three most recent annual incentive compensation plan payments paid to him;

•

a bonus, payable to Mr. Worthington on or before March 15, 2014, based on the Company’s fiscal 2013 financial performance in an amount equal to 41% of the bonus, if any, that he would have received had he been employed by the Company at the end of the Company’s fiscal year 2013; and

•

all equity incentive awards previously granted to Mr. Worthington shall be treated in accordance with the terms of the employment agreement and the various equity award agreements between Mr. Worthington and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 23, 2013

KOHL’S CORPORATION

By:

  /s/ Richard D. Schepp

Richard D. Schepp

Senior Executive Vice President,

General Counsel and Secretary